Dritter Nachtrag zum Geschäftsführeranstellungsvertrag vom 03.12.2016	Third Amendment to the Managing Director’s Contract of Employment signed on 3 Dcember 2016

zwischen	between

Heidrive GmbH Starenstraße 23, 93309 Kelheim

– im Folgenden „Gesellschaft“ –	– hereinafter ”Company“ –
diese vertreten durch die Gesellschafterversammlung, diese wiederum vertreten durch Herrn Hendrik Roeland Nugteren	represented by the shareholder`s meeting, same in turn represented by Mr. Hendrik Roeland Nugteren
und	and

Herrn Helmut Pirthauer Rebenweg 24, 93309 Kelheim

– im Folgenden „Geschäftsführer“ –	– hereinafter ”Managing Director“ –
– beide auch „Parteien“ genannt –	– both referred to as „Parties“ –
Präambel	Preamble

Zwischen den Parteien besteht ein Geschäftsführeranstellungsvertrag vom 03.12.2016. Auf Basis eines Beschlusses der Gesellschafterversammlung von 17.	The Parties entered into a Managing Director`s Contract of Employment signed on 3 December 2016. On the basis of a resolution passed by the Company’s shareholders’

Dezember 2024 schließen die Parteien den nachfolgenden 3. Nachtrag zum Geschäftsführeranstellungsvertrag		meeting on December 17, 2024, the Parties hereby conclude the following Third Amendment to the Managing Director`s Contract of Employment.
§ 1 Vertragsdauer, Vertragsbeendigung	§ 3	Section 1 Contract Term and Termination
Ergänzend zu § 3 des Geschäftsführeranstellungsvertrages wird das Folgende vereinbart:		By supplementing section 3 of the Managing Director`s Contract of Employment, the Parties agree on the following:
(1)
Das beiderseitige ordentliche Kündigungsrecht des Geschäftsführervertrages wird für den Zeitraum vom 01.01.2024 bis 31.12.2027 ausgeschlossen. Das Recht zur außerordentlichen Kündigung bleibt unberührt.

(4)
Eine ordentliche Kündigung kann unter Einhaltung der in § 3 (2) a) des Geschäftsführervertrages genannten Frist somit erstmals zum 31.12.2027 erklärt werden.

(1)
Both parties exclude the right to terminate the Managing Director`s Contract of Employment without cause in the period between 1 January 2024 and 31 December 2027. The right to terminate for cause shall remain unaffected.

(2)
Hence, the Managing Director`s Contract of Employment may be terminated without cause for the first time, observing the notice period under the rules of section 3 (2) a) of the Managing Director`s Contract of Employment, with effect of December 31, 2027.

§ 2 Bezüge		Section 2 Remuneration

(1)
Abweichend von § 7 des Geschäftsführeranstellungsvertrages erhält der Geschäftsführer ein Jahresgrundgehalt wie folgt:

a)
Für das Jahr 2024 beträgt das Jahresgrundgehalt EUR 325.000,00.

Für die Bonusberechnung im Jahr 2024 wird ein Bruttogehalt von EUR 360.000 berücksichtigt.

b)
Für das Jahr 2025 beträgt das Jahresgrundgehalt EUR 360.000,00.
c)
Ab dem Jahr 2026 beträgt das Jahresgrundgehalt EUR 408.000,00
d)
.Ab dem Jahr 2027 beträgt das Jahresgrundgehalt EUR 432.000,00

(2)
Hinsichtlich der möglichen Teilnahme des Geschäftsführers am „Restricted Stock Option Program“ gemäß § 7 (5) des Geschäftsführeranstellungsvertrages wird vereinbart, dass der Geschäftsführer hieran (anstatt mit einem Betrag von EUR 40.000) im

(1)
Deviating from section 7 of the Managing Director`s Contract of Employment, the Managing Director shall be entitled to receive an annual base salary as follows:

a)
For the year 2024, the annual base salary shall amount to

EUR 325.000,00.

A gross salary of EUR 360,000 is taken into account for the bonus calculation in 2024.

.

b)
For the year 2025, the annual base salary shall amount to

EUR 360.000,00.

c)
Starting with the year 2026, the annual base salary shall amount to EUR 408.000,00
d)
Starting with the year 2027, the annual base salary shall amount to EUR 432.000,00

(2)
As regards the Managing Director`s possible participation in the “Restricted Stock Option Program” under the regulation of section 7 (5) of the Managing Director`s Contract of Employment the Parties agree that the Managing Director can take part in the amount of 20 % of the respective annual

Umfang von 20 % des jeweiligen Jahresgrundgehalts teilnimmt.

Der „Target Bonus“ gemäß § 7 (2) von derzeit 30% wird für die nächsten drei Jahre, jährlich um 5% angehoben. Somit ergeben sich für die nächsten Jahre folgende „Target-Bonus“ Prozente.

a)
Für das Geschäftsjahr 2024

35%

b)
Für das Geschäftsjahr 2025

40%

c)
Für das Geschäftsjahr 2026

45%

d)
Für das Geschäftsjahr 2027

45%

Die Ebitda Berechnungsbasis wird auch aufgrund der neuen Allied Dynamos Struktur gemäß Anhang 1 zum 01 Januar 2024 neu fixiert.

Des Weiteren wird parallel eine GVA Bonusberechnung für die Dynamos Gruppe eingeführt, die in einigen Jahren die Ebitda Bonusberechnung ablösen soll.

Sowohl die Ebitda „Target Bonus“ sowie die neue GVA Bonusregelung für die Dynamos Gruppe, kann ohne Änderung des Geschäftsführervertrages vom base salary (instead of the amount of € 40K).

The "Target Bonus" regulated of section  § 7 (2) will be increased by 5% annually for the next three years. This results in the following "Target Bonus" percentages for the  following years.

a)
For the business year 2024

35%

b)
For the business year 2025

40%

c)
For the business year 2026

45%

d)
For the business year 2027

45%

The Ebitda calculation basis shall be revised as of January 01, 2024 to reflect the new Allied Dynamos structure regulated under Annex 1.

Furthermore, a GVA/EVA bonus calculation for the Dynamos Group will be introduced in parallel, which is intended to replace the Ebitda bonus calculation in the coming years.

Both the Ebitda "Target Bonus" and the new GVA/EVA bonus regulation for the Dynamos Group can be newly agreed without amending the managing director agreement of December 03,

03.12.2016 sowie der Nachträge vom 13.03.2018, 05.03.2021 und 5.03.2024 neu vereinbart werden. Hierzu ist jedoch die schriftliche Zustimmung beider Parteien notwendig

(3)
Der GVA Bonus, der auf dem Gesamterfolg der Allient Gruppe basiert und im Jahre 2022 in Höhe von 5% eingeführt wurde, bleibt bestehen.

2016 and the addenda’s of March 13, 2018, March 05, 2021 and March 5, 2024. However, the written consent of both parties is required for this.

(3)
The GVA bonus of 5%, based on the overall performance of the Allient group, which is already introduced in 2022, will remain in place.

§ 3 Schlussbestimmungen	Section 3 Final Provisions

(4) Soweit in diesem Dritten Nachtrag keine abweichenden Regelungen getroffen wurden, gelten die Bestimmungen des Geschäftsführeranstellungsvertrages unverändert fort.	(1) Unless not specifically agreed otherwise in this Third Amendment, the rules of the Managing Director`s Contract of Employment shall remain in force.
(2)
Änderungen und Ergänzungen dieses Dritten Nachtrags oder des Geschäftsführeranstellungsvertrages bedürfen zu ihrer Rechtswirksamkeit der Schriftform und der Unterzeichnung durch beide Vertragspartner auf derselben Urkunde.

(2)
Amendments and supplements to present Third Amendment as well as the Managing Director`s Contract of Employment shall not be legally valid unless drawn up in writing and the same document signed by both parties hereto.

(3)Im Zweifel gilt die deutsche Fassung dieses 3. Nachtrags.	(3) In case of doubt, only the German version shall prevail.

Kelheim, den 18. Dezember, 2024 _________________________________ Heidrive GmbH (Hendrik Roeland Nugteren) _________________________________ Helmut Pirthauer